Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference May 1, 2018, at 9:30 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.

 FOR IMMEDIATE RELEASE

 TDS reports first quarter 2018 results

CHICAGO, (May 1, 2018) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,225 million for the first quarter of 2018, versus $1,238 million for the same period one year ago. Net income available to TDS shareholders and related diluted earnings per share were $39 million and $0.34, respectively, for the first quarter of 2018, compared to $37 million and $0.33, respectively, in the same period one year ago.

“The TDS family of companies, in total, made a strong start to the year,” said LeRoy T. Carlson, Jr., TDS President and CEO. “U.S. Cellular drove outstanding customer loyalty and increased its profitability, and successfully implemented continuous improvement initiatives throughout the business. TDS Telecom created momentum from its network investments and federal A-CAM funding to grow its broadband customers.

“U.S. Cellular astutely managed growth in network capacity to meet rapidly growing customer data usage ensuring customers receive an unmatched wireless experience. For the fourth time in a row, U.S. Cellular was awarded ‘Highest Wireless Network Quality Performance in the North Central Region’ by the J.D. Power Wireless Network Quality Performance Study. Postpaid handset gross additions increased modestly and postpaid handset churn remained very low. U.S. Cellular’s total customer base increased year over year which, together with increased revenues from device protection plans, helped to offset service plan pricing pressure.  U.S. Cellular achieved growth in total operating revenues due to increased sales of both high-priced devices and accessories. Process improvement and cost management initiatives combined with disciplined promotions resulted in improved profitability, as reflected in higher Adjusted EBITDA.

“At TDS Telecom, the FCC approved additional A-CAM funding, which will enable us to deploy faster broadband service to more customers, in our most rural markets. The success of recent wireline fiber investments continues to enable growth into 2018, driving growth in IPTV connections and customer demand for faster broadband speeds, which generated higher residential revenue per connection. Cable operations achieved strong growth in broadband connections generating substantially higher cable revenues and Adjusted EBITDA. TDS Telecom is intensely focused on increasing broadband penetration through raising network speed and capacity, and by delivering outstanding customer experiences. Additionally, it continues to seek potential cable acquisition opportunities.”

2018 Estimated Results

TDS’ current estimates of full-year 2018 results for U.S. Cellular, TDS Telecom, and TDS are shown below.  Such estimates represent management’s view as of May 1, 2018.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2018 Estimated Results

	U.S. Cellular		TDS Telecom (1)		TDS (1)(2)
	Current (3)	Previous	Current (3)	Previous	Current (3)	Previous
(Dollars in millions)
Total operating revenues	$3,850-$4,050	Unchanged	$900-$950	Unchanged	$5,015-$5,265	Unchanged
Adjusted OIBDA (4)(5)	$625-$775	Unchanged	$290-$320	Unchanged	$925-$1,105	Unchanged
Adjusted EBITDA (4)	$765-$915	Unchanged	$300-$330	Unchanged	$1,075-$1,255	Unchanged
Capital expenditures	$500-$550	Unchanged	$270	Unchanged	$795-$845	Unchanged

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2018 estimated results, actual results for the three months ended March 31, 2018, and actual results for the year ended December 31, 2017. In providing 2018 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes.  Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2018 Estimated Results

	U.S. Cellular (3)	TDS Telecom (1)(3)	TDS (1)(2)(3)
(Dollars in millions)
Net income (GAAP)	N/A	N/A	N/A
Add back:
Income tax expense (benefit)	N/A	N/A	N/A
Income before income taxes (GAAP)	$10-160	$80-110	$5-185
Add back:
Interest expense	110	–	170
Depreciation, amortization and accretion expense	635	220	890
EBITDA (Non-GAAP) (4)	$755-905	$300-330	$1,065-1,245
Add back or deduct:
(Gain) loss on asset disposals, net	20	–	20
(Gain) loss on license sales and exchanges, net	(10)	–	(10)
Adjusted EBITDA (Non-GAAP) (4)	$765-915	$300-330	$1,075-1,255
Deduct:
Equity in earnings of unconsolidated entities	130	–	130
Interest and dividend income	10	5	15
Other, net (6)	–	5	5
Adjusted OIBDA (Non-GAAP) (4)(5)	$625-775	$290-320	$925-1,105

	Actual Results

	Three Months Ended March 31, 2018 (3)			Year ended December 31, 2017
	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)
(Dollars in millions)
Net income (GAAP)	$55	$21	$57	$15	$138	$157
Add back or deduct:
Income tax expense (benefit)	22	6	24	(287)	(13)	(279)
Income (loss) before income taxes
(GAAP)	$77	$27	$81	$(272)	$125	$(122)
Add back:
Interest expense	29	–	43	113	–	170
Depreciation, amortization and
accretion expense	159	54	221	615	195	844
EBITDA (Non-GAAP) (4)	$265	$81	$345	$456	$319	$892
Add back or deduct:
Loss on impairment of goodwill	–	–	–	370	–	262
(Gain) loss on asset disposals, net	1	–	2	17	3	21
(Gain) loss on sale of business and
other exit costs, net	–	–	–	(1)	–	(1)
(Gain) loss on license sales and
exchanges, net	(7)	–	(7)	(22)	–	(22)
Adjusted EBITDA (Non-GAAP) (4)	$259	$81	$340	$820	$323	$1,152
Deduct:
Equity in earnings of unconsolidated
entities	38	–	38	137	–	137
Interest and dividend income	4	1	5	8	5	15
Other, net (6)	(1)	1	1	–	3	4
Adjusted OIBDA (Non-GAAP) (4)(5)	$218	$80	$296	$675	$314	$996

Note: Totals may not foot due to rounding differences.

(1)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(2)

The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments (including HMS as indicated in Note (1) above), all of which are not presented above.

(3)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(4)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above.  EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes.

(5)	A reconciliation of Adjusted OIBDA (Non-GAAP) to Operating income (GAAP) for March 31, 2018 actual results can be found on TDS' website at investors.tdsinc.com.

(6)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Conference Call Information

TDS will hold a conference call on May 1, 2018 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentations page of investors.tdsinc.com or at https://www.webcaster4.com/Webcast/Page/1145/25623.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,900 people as of March 31, 2018.

Visit www.tdsinc.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Contacts

Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.tdsinc.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

OneNeck IT Solutions: www.oneneck.com

Disclaimer:

U.S. Cellular received the highest numerical score in the North Central region in the J.D. Power 2016 V2, 2017 V1 & V2, and 2018 V1 (tie) U.S. Wireless Network Quality Performance Studies. 2018 Volume 1 study based on 38,595 total responses from 5 providers, measuring the network quality experienced by customers with wireless carriers, surveyed July-December 2017. Your experiences may vary. Visit jdpower.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		3/31/2018 (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Retail Connections
Postpaid
	Total at end of period	4,481,000	4,518,000	4,513,000	4,478,000	4,455,000
	Gross additions	129,000	177,000	191,000	174,000	146,000
	Feature phones	5,000	5,000	7,000	7,000	7,000
	Smartphones	91,000	128,000	132,000	116,000	88,000
	Connected devices	33,000	44,000	52,000	51,000	51,000
	Net additions (losses)	(37,000)	5,000	35,000	23,000	(27,000)
	Feature phones	(15,000)	(15,000)	(15,000)	(15,000)	(19,000)
	Smartphones	(1,000)	33,000	44,000	34,000	(9,000)
	Connected devices	(21,000)	(13,000)	6,000	4,000	1,000
	ARPU (2)	$44.34	$44.12	$43.41	$44.60	$45.42
	ABPU (Non-GAAP)(3)	$57.10	$56.69	$54.71	$55.19	$55.82
	ARPA (4)	$118.22	$118.05	$116.36	$119.73	$121.88
	ABPA (Non-GAAP)(5)	$152.26	$151.68	$146.65	$148.15	$149.78
	Churn rate (6)	1.23%	1.27%	1.16%	1.13%	1.29%
	Handsets	0.97%	1.00%	0.96%	0.91%	1.08%
	Connected devices	2.79%	2.84%	2.33%	2.35%	2.55%
Prepaid
	Total at end of period	525,000	519,000	515,000	484,000	480,000
	Gross additions	88,000	83,000	102,000	73,000	78,000
	Net additions (losses)	6,000	4,000	31,000	3,000	(4,000)
	ARPU (2)	$31.78	$32.42	$33.12	$33.52	$33.66
	Churn rate (6)	5.27%	5.09%	4.75%	4.93%	5.69%
Total connections at end of period (7)		5,063,000	5,096,000	5,089,000	5,023,000	4,996,000
Market penetration at end of period
Consolidated operating population		31,469,000	31,834,000	31,834,000	32,089,000	32,089,000
Consolidated operating penetration (8)		16%	16%	16%	16%	16%
Capital expenditures (millions)		$70	$213	$112	$84	$61
Total cell sites in service		6,473	6,460	6,436	6,421	6,417
Owned towers		4,099	4,080	4,051	4,044	4,041

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)

Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(3)

Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(5)

Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(7)	Includes reseller and other connections.
(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
TDS Telecom
Wireline
Residential connections
	Voice (1)	286,000	290,600	298,200	304,600	308,200
	Broadband (2)	230,500	228,600	229,900	230,200	228,500
	Video (3)	50,300	48,600	47,200	46,200	45,200
	Wireline residential connections	566,900	567,700	575,300	581,000	581,900

Total residential revenue per connection (4)		$47.04	$46.21	$46.07	$46.39	$45.17

Commercial connections
	Voice (1)	140,100	143,000	146,900	150,500	154,000
	Broadband (2)	20,600	20,600	20,900	21,000	21,200
	managedIP (5)	143,000	146,500	147,600	149,700	150,300
	Video (3)	400	–	–	–	–
	Wireline commercial connections	304,000	310,100	315,300	321,200	325,500

Total Wireline connections		870,900	877,800	890,700	902,200	907,400

Cable
Cable Connections
	Broadband (6)	156,800	153,300	143,800	140,300	137,800
	Video (7)	100,700	101,800	97,900	97,900	97,600
	Voice (8)	61,200	60,100	58,900	58,700	59,000
	managedIP (5)	600	400	400	300	200
	Cable connections	319,300	315,600	301,000	297,200	294,500

Note: Totals may not foot due to rounding differences.

(1)	The individual circuits connecting a customer to Wireline’s central office facilities.
(2)	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.
(3)	The number of Wireline customers provided video services.
(4)

Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

(5)	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
(6)	Billable number of lines into a building for high-speed data services.
(7)

Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(8)	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)

Quarter Ended	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
(Dollars in millions)
Wireline	$29	$55	$41	$33	$17
Cable	11	20	14	12	9
Total TDS Telecom (1)	$40	$74	$56	$45	$27

Note: Totals may not foot due to rounding differences.

(1)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
			2018 vs. 2017
			Increase
Three Months Ended March 31,	2018 (1)	2017	(Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$942	$936	1%
TDS Telecom (2)	231	228	1%
All Other (2)(3)	52	74	(28)%
	1,225	1,238	(1)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	724	742	(3)%
Depreciation, amortization and accretion	159	153	3%
(Gain) loss on asset disposals, net	1	4	(62)%
(Gain) loss on license sales and exchanges, net	(7)	(17)	61%
	877	882	(1)%
TDS Telecom (2)
Expenses excluding depreciation, amortization and accretion (4)	151	148	2%
Depreciation, amortization and accretion	54	49	10%
(Gain) loss on asset disposals, net	–	1	(51)%
	205	198	4%
All Other (2)(3)
Expenses excluding depreciation and amortization (4)	55	68	(18)%
Depreciation and amortization	8	9	(4)%
(Gain) loss on asset disposals, net	1	(1)	(53)%
	63	77	(17)%
Total operating expenses	1,145	1,157	(1)%
Operating income (loss)
U.S. Cellular	65	54	21%
TDS Telecom (2)(4)	25	30	(17)%
All Other (2)(3)(4)	(10)	(3)	>(100)%
	80	81	(2)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	32	17%
Interest and dividend income	5	4	32%
Interest expense	(43)	(42)	(2)%
Other, net (4)	1	2	(44)%
Total investment and other income (expense) (4)	1	(4)	>100%
Income before income taxes	81	77	5%
Income tax expense	24	34	(29)%
Net income	57	43	33%
Less: Net income attributable to noncontrolling
interests, net of tax	18	6	>100%
Net income available to TDS common shareholders	$39	$37	4%

Basic weighted average shares outstanding	111	110	1%
Basic earnings per share available to TDS common shareholders	$0.35	$0.34	3%

Diluted weighted average shares outstanding	113	112	1%
Diluted earnings per share available to TDS common shareholders	$0.34	$0.33	3%

Note: Totals may not foot due to rounding differences.

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(3)			Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

(4)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Telephone and Data Systems, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income	$57	$43
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	221	211
Bad debts expense	20	24
Stock-based compensation expense	10	11
Deferred income taxes, net	26	(1)
Equity in earnings of unconsolidated entities	(38)	(32)
Distributions from unconsolidated entities	17	11
(Gain) loss on asset disposals, net	2	4
(Gain) loss on license sales and exchanges, net	(7)	(17)
Noncash interest	1	1
Changes in assets and liabilities from operations
Accounts receivable	77	28
Equipment installment plans receivable	(17)	(44)
Inventory	(8)	–
Accounts payable	(32)	(75)
Customer deposits and deferred revenues	(28)	(12)
Accrued taxes	(24)	33
Accrued interest	11	9
Other assets and liabilities	(74)	(57)
Net cash provided by operating activities	214	137

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(131)	(127)
Cash paid for acquisitions and licenses	(9)	(14)
Cash received for investments	100	–
Cash received from divestitures and exchanges	4	16
Net cash used in investing activities	(36)	(125)

Cash flows from financing activities
Repayment of long-term debt	(5)	(3)
TDS Common Shares reissued for benefit plans, net of tax payments	9	1
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	2	3
Dividends paid to TDS shareholders	(18)	(17)
Other financing activities	(5)	–
Net cash used in financing activities	(17)	(16)

Net increase (decrease) in cash, cash equivalents and restricted cash	161	(4)

Cash, cash equivalents and restricted cash
Beginning of period	622	904
End of period	$783	$900

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31,	December 31,
	2018 (1)	2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$779	$619
Short-term investments	–	100
Accounts receivable	955	961
Inventory, net	153	145
Prepaid expenses	104	112
Income taxes receivable	10	2
Other current assets	42	27
Total current assets	2,043	1,966

Assets held for sale	6	10

Licenses	2,240	2,232
Goodwill	509	509
Other intangible assets, net	273	279
Investments in unconsolidated entities	488	453

Property, plant and equipment, net	3,335	3,424

Other assets and deferred charges	587	422

Total assets	$9,481	$9,295

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2018 (1)	2017
(Dollars and shares in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$20
Accounts payable	322	368
Customer deposits and deferred revenues	169	223
Accrued interest	22	11
Accrued taxes	45	64
Accrued compensation	77	126
Other current liabilities	95	106
Total current liabilities	750	918

Deferred liabilities and credits
Deferred income tax liability, net	634	552
Other deferred liabilities and credits	516	495

Long-term debt, net	2,431	2,437

Noncontrolling interests with redemption features	11	1

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1	1
Capital in excess of par value	2,421	2,413
Treasury shares, at cost	(643)	(669)
Accumulated other comprehensive income	(3)	(1)
Retained earnings	2,696	2,525
Total TDS shareholders' equity	4,472	4,269

Noncontrolling interests	667	623

Total equity	5,139	4,892

Total liabilities and equity	$9,481	$9,295

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

Balance Sheet Highlights
(Unaudited)

	March 31, 2018
	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$509	$21	$249	$–	$779
Affiliated cash investments	–	359	–	(359)	–
	$509	$380	$249	$(359)	$779

Licenses, goodwill and other intangible
assets	$2,231	$768	$23	$–	$3,022
Investment in unconsolidated entities	450	4	41	(7)	488
	$2,681	$772	$64	$(7)	$3,510

Property, plant and equipment, net	$2,233	$969	$133	$–	$3,335

Long-term debt, net:
Current portion	$18	$1	$1	$–	$20
Non-current portion	1,618	2	811	–	2,431
	$1,636	$3	$812	$–	$2,451

TDS Telecom Highlights
(Unaudited)

			2017 vs. 2016
			Increase
Three Months Ended March 31,	2018 (1)	2017	(Decrease)
(Dollars in millions)
Wireline
Operating revenues
Residential	$80	$79	1%
Commercial	48	51	(6)%
Wholesale	47	49	(4)%
Total service revenues	175	179	(2)%
Equipment and product sales	–	–	26%
	175	179	(2)%
Operating expenses
Cost of services	65	63	3%
Cost of equipment and products	–	1	(23)%
Selling, general and administrative expenses (2)	47	48	(3)%
Expenses excluding depreciation, amortization and accretion	112	112	-
Depreciation, amortization and accretion	37	39	(5)%
	149	151	(1)%
Operating income (2)	$26	$28	(6)%

Cable
Operating revenues
Residential	$46	$41	12%
Commercial	10	9	13%
	55	49	12%
Operating expenses
Cost of services	26	24	7%
Selling, general and administrative expenses	13	13	6%
Expenses excluding depreciation, amortization and accretion	39	36	7%
Depreciation, amortization and accretion	17	10	71%
	57	47	20%
Operating income	$(1)	$2	>(100)%

Total TDS Telecom operating income (2)(3)	$25	$30	(17)%

Note: Totals may not foot due to rounding differences.

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

(3)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

Three Months Ended March 31,	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$214	$137
Less: Cash paid for additions to property, plant and equipment	131	127
Free cash flow (Non-GAAP)(1)	$83	$10

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment and product sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment and product sales revenues received from customers.

For the Quarter Ended	3/31/2018 (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$598	$598	$586	$597	$608
Average number of postpaid connections	4.50	4.52	4.50	4.47	4.46
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$44.34	$44.12	$43.41	$44.60	$45.42

Calculation of Postpaid ABPU
Postpaid service revenues	$598	$598	$586	$597	$608
Equipment installment plan billings	172	170	152	142	139
Total billings to postpaid connections	$770	$768	$738	$739	$747
Average number of postpaid connections	4.50	4.52	4.50	4.47	4.46
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$57.10	$56.69	$54.71	$55.19	$55.82

Calculation of Postpaid ARPA
Postpaid service revenues	$598	$598	$586	$597	$608
Average number of postpaid accounts	1.69	1.69	1.68	1.66	1.66
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$118.22	$118.05	$116.36	$119.73	$121.88

Calculation of Postpaid ABPA
Postpaid service revenues	$598	$598	$586	$597	$608
Equipment installment plan billings	172	170	152	142	139
Total billings to postpaid accounts	$770	$768	$738	$739	$747
Average number of postpaid accounts	1.69	1.69	1.68	1.66	1.66
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$152.26	$151.68	$146.65	$148.15	$149.78

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.